Exhibit 10.8

FORM OF

WASHINGTONFIRST BANKSHARES, INC.

RESTRICTED STOCK AGREEMENT

(2010 Equity Compensation Plan)

This Restricted Stock Agreement (“Agreement”), is made effective and entered into as of the          day of                     , 20     (the “Grant Date”), by and between WashingtonFirst Bankshares, Inc. (the “Company”), a corporation formed under the laws of the Commonweath of Virginia to serve as a bank holding company for WashingtonFirst Bank, and                                  (the “Grantee”).

W I T N E S S E T H:

The Company has heretofore adopted the WashingtonFirst Bankshares, Inc. 2010 Equity Compensation Plan (the “Plan”) for the purpose of providing Employees and Non-Employee Directors of the Company or a Subsidiary with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ or service of the Company or its Subsidiaries. The definitions, terms and provisions of the Plan (including any amendments thereto) are hereby incorporated herein by reference.

NOW, THEREFORE, the Company and Grantee hereby agree as follows:

1. Award of Common Stock. The Company hereby grants (the “Grant”) to Grantee                      shares (the “Shares”) of common stock of the Company (“Common Stock”), which shall be subject to the restrictions on transferability set forth in Section 2(d) herein (the “Restrictions”) and to the other provisions of this Agreement.

2. Restricted Period.

(a) For a period of                                  (      ) years commencing on the Grant Date (the “Restricted Period”), the Shares shall be subject to the Restrictions and any other restrictions as set forth herein. Except as otherwise provided herein, the Restrictions shall lapse and expire as to the Shares in accordance with the following schedule provided the Grantee has been continuously employed by or in the service of the Company or its Subsidiaries from the Grant Date through the lapse date:

Lapse Date	Cumulative Percentage of Total Number of Shares as to Which Forfeiture Restrictions Lapse
Anniversary of the Grant Date	%
Anniversary of the Grant Date	%
Anniversary of the Grant Date	%

[to be completed by the Committee]

The Shares which are subject to the Restrictions shall hereinafter be referred to as “Restricted Shares.” The Shares which are no longer subject to the Restrictions as set forth above shall hereinafter be referred to as “Transferable Shares.”

(b) The Company shall effect the issuance of the Shares out of authorized but unissued shares of Common Stock or out of treasury shares of Common Stock and shall also effect the issuance of a certificate or certificates for the Shares. Each certificate issued for Restricted Shares to the Grantee shall be registered in Grantee’s name and shall be either deposited with the Secretary of the Company or its designee in an escrow account or held by the Secretary of the Company, at the election of the Company, together with stock powers or other instruments of transfer appropriately endorsed in blank by Grantee (Grantee hereby agreeing to execute such stock powers or other instruments of transfer as requested by the Company). Such certificate or certificates shall remain in such escrow account or with the Secretary of the Company until the corresponding Restricted Shares become Transferable Shares as set forth in paragraph (a) above. Certificates representing the Restricted Shares shall bear a legend in substantially the following form:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE WASHINGTONFIRST BANKSHARES, INC. RESTRICTED STOCK AGREEMENT ON FILE AT THE OFFICES OF WASHINGTONFIRST BANKSHARES, INC., 11921 FREEDOM DRIVE #250, RESTON, VIRGINIA 20190.

The Company may place appropriate stop transfer instructions with respect to the Restricted Shares with the transfer agent for the Common Stock. Upon Restricted Shares becoming Transferable Shares, the Company shall effect, in exchange for the legended certificates, the issuance and delivery of a certificate or certificates for such Shares to the Grantee free of the legend set forth above.

(c) The Grantee shall, during the Restricted Period, have all of the other rights of a stockholder with respect to the Shares including, but not limited to, the right to receive dividends, if any, as may be declared on such Restricted Shares from time to time, and the right to vote (in person or by proxy) such Restricted Shares at any meeting of stockholders of the Company. Any shares of Common Stock received as a dividend on or in connection with a stock split of the Shares shall be subject to the same restrictions as the Shares underlying such shares of Common Stock received on account of such stock dividend or split.

(d) The Restricted Shares and the right to vote the Restricted Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Grantee or any agent of Grantee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for the Restricted Shares during the Restricted Period, unless the Restrictions have then expired pursuant to the provisions of paragraph (a) above. This provision shall not prohibit Grantee from granting revocable proxies in customary form to vote the Shares.

(e) Except as provided in paragraph (a) above, if the status of employment or service provider of Grantee with or to the Company or its Subsidiaries shall terminate, prior to the expiration of the Restricted Period for any reason, then, in that event, any Restricted Shares outstanding shall thereupon be forfeited by Grantee to the Company, without payment of any consideration or further consideration by the Company, and neither the Grantee nor any successors, heirs, assigns or legal representatives of Grantee shall thereafter have any further rights or interest in the Restricted Shares or certificates therefor, and Grantee’s name shall thereupon be deleted from the list of the Company’s stockholders with respect to the Restricted Shares.

(f) If the employment or service of Grantee with or to the Company or its Subsidiaries shall terminate prior to the expiration of the Restricted Period, and there exists a dispute between Grantee and the Company as to the satisfaction of the conditions to the release of the Shares from the Restrictions hereunder or the terms and conditions of the Grant, the Shares shall remain subject to the Restrictions until the resolution of such dispute, regardless of any intervening expiration of the Restricted Period, except that any dividends that may be payable to the holders of record of Common Stock as of a date during the period from termination of Grantee’s employment or service to the resolution of such dispute shall:

(1) to the extent to which such dividends would have been payable to Grantee on the Shares, be held by the Company as part of its general funds (unless such action would detrimentally affect Grantee under Section 409A of the Code), and shall be paid to or for the account of Grantee only upon, and in the event of, a resolution of such dispute in a manner favorable to Grantee, and

(2) be canceled upon, and in the event of, a resolution of such dispute in a manner unfavorable to Grantee.

3. Taxes.

(a) To the extent that the receipt of the Restricted Shares, Transferable Shares, or the lapse of any Restrictions results in income to Grantee for federal or state income tax purposes, Grantee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if the Company so determines, Transferable Shares of Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Grantee fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Grantee any tax required to be withheld by reasons of such resulting compensation income. Payment of any withholding tax by the Company and the Grantee shall be made in accordance with Article XV of the Plan.

(b) Grantee understands that Grantee may elect to be taxed at the Grant Date rather than at the time the Restrictions lapse with respect to the Shares by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company. GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO GRANTEE; AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION. Grantee agrees to notify the Company promptly of any tax election made by Grantee with respect to the Shares.

4. Adjustments/Changes in Capitalization. In the event that the outstanding shares of Common Stock during the Restriction Period shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued shall be adjusted so as to reflect such change, all as determined by the Committee. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall determine that such change equitably requires an adjustment, such adjustment shall be made in accordance with such determination.

5. Compliance with Securities Laws. The Company shall comply with all applicable federal and state securities laws, and, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or unrestricted Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. In order to reflect the restrictions on disposition of the Shares of Common Stock issued pursuant to this Agreement, the stock certificates for the Shares of Common Stock issued pursuant to this Agreement may be endorsed with a restrictive legend as provided in Section 11.4 of the Plan.

6. Employment Relationship. Employees shall be considered to be in the employment of the Company as long as they remain employees of the Company or a parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code of 1986, as amended). Any questions as to whether and when there has been a termination of employment or service as a Non-Employee Director, and the cause of such termination, shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Grantee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to alter any “employment at will” relationship between the Grantee and the Company.

7. Agreement Subject to Plan. This Agreement is subject to the Plan. The definitions, terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

8. Binding Effect. The terms and conditions hereof shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of Grantee, including, without limitation, Grantee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Grantee. This Agreement shall be binding upon and inure to the benefit of any successors to the Company.

9. Notice. All notices required to be given under this Agreement shall be in writing and delivered in person or by registered or certified mail, postage prepaid, to the other party at the address set out below each party’s signature to this Agreement or at such other address as each party may designate in writing from time to time to the other party. Each party to this Agreement agrees to inform the other party immediately upon a change of address. All notices shall be deemed delivered when received.

10. Entire Agreement and Amendments. This Agreement contains the entire agreement of the parties relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

11. Separability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

12. Governing Law. The execution, validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Virginia except to the extent pre-empted by federal law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, and Grantee has executed this Agreement, all as of the day and year first above written.

WASHINGTONFIRST BANKSHARES, INC.

By:
Name:
Title:

GRANTEE

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